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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-26847 on Form S-3 of our report dated February 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, on January 1, 2001) appearing in this Annual Report on Form 10-K of Northern Indiana Public Service Company for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
    Chicago, Illinois
    March 11, 2003